Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Symphony Dynamic Equity Fund

a Series of Nuveen Investment Trust III (the  Trust )

811-09037

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.


The results of the votes in August for the new
Investment Management Agreement and Sub-
Advisory Agreement were as follows:

<c> Nuveen Symphony
Dynamic Equity Fund
To approve a new investment
management agreement between
the Trust and Nuveen Fund Advisors, LLC.

   For
                100,000
   Against
                          -
   Abstain
                          -
   Broker Non-Votes
                          -
      Total
                100,000


To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Symphony
Asset Management LLC

   For
                100,000
   Against
                          -
   Abstain
                          -
   Broker Non-Votes
                          -
      Total
                100,000




Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240352.